Exhibit 4.1

EXECUTION VERSION

ITC HOLDINGS CORP.

to

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

First Supplemental Indenture

Dated as of July 3, 2013

Supplemental to the Indenture

dated as of April 18, 2013

Establishing two series of Securities designated

4.05% Senior Notes Due July 1, 2023

5.30% Senior Notes Due July 1, 2043

FIRST SUPPLEMENTAL INDENTURE, dated as of July 3, 2013 (herein called the “First Supplemental Indenture”), between ITC Holdings Corp., a corporation duly organized and existing under the laws of the State of Michigan (hereinafter called the “Company”), and Wells Fargo Bank, National Association, a national banking association, as Trustee under the Original Indenture referred to below (hereinafter called the “Trustee”).

WITNESSETH:

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of April 18, 2013 (hereinafter called the “Original Indenture” and, together with this First Supplemental Indenture, the “Indenture”), to provide for the issuance from time to time in one or more series of its debentures, notes, bonds or other evidences of indebtedness (herein called the “Securities”), the form and terms of which are to be established as set forth in Sections 2.1, 2.2 and 3.1 of the Original Indenture;

WHEREAS, Section 9.1 of the Original Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture to, among other things, establish the form and terms of the Securities of any series as permitted in Sections 2.1, 2.2 and 3.1 of the Original Indenture;

WHEREAS, the Company desires to create a series of the Securities in an aggregate principal amount of $250,000,000 to be designated the “4.05 % Senior Notes due July 1, 2023” and all action on the part of the Company necessary to authorize the issuance of the 4.05 % Senior Notes due July 1, 2023 under the Original Indenture and this First Supplemental Indenture has been duly taken;

WHEREAS, the Company desires to create a series of the Securities in an aggregate principal amount of $300,000,000 to be designated the “5.30 % Senior Notes due July 1, 2043” and all action on the part of the Company necessary to authorize the issuance of the 5.30 % Senior Notes due July 1, 2043 under the Original Indenture and this First Supplemental Indenture has been duly taken; and

WHEREAS, all acts and things necessary to make the Senior Notes (as hereinafter defined), when executed by the Company and completed, authenticated and delivered by the Trustee as provided in the Original Indenture and this First Supplemental Indenture, the valid and binding obligations of the Company and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

That in consideration of the premises and of the acceptance and purchase of the Senior Notes by the holders thereof and of the acceptance of this trust by the Trustee, the Company covenants and agrees with the Trustee, for the equal benefit of holders of the Senior Notes, as follows:

ARTICLE ONE

DEFINITIONS

Except to the extent such terms are otherwise defined in this First Supplemental Indenture or the context clearly requires otherwise, all terms used in this First Supplemental Indenture which are defined in the Original Indenture or the forms of Senior Notes attached hereto as Exhibit A and Exhibit B, have the meanings assigned to them therein.

In addition, as used in this First Supplemental Indenture, the following terms have the following meanings:

“4.05 % Senior Notes due July 1, 2023” has the meaning given to such term in the preamble hereof.

“5.30 % Senior Notes due July 1, 2043” has the meaning given to such term in the preamble hereof.

“Adjusted Treasury Rate” means, with respect to any redemption date, the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (or if no maturity is within three months before or after the remaining term of the notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means with respect to each series of Senior Notes, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the applicable series of Senior Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities having a maturity comparable to the remaining term of such Senior Notes, or, if, in the reasonable judgment of the Independent Investment Banker, there is no such security, then the Comparable Treasury Issue will mean the United States Treasury security or securities selected by the Independent Investment Banker as having an actual or interpolated maturity or maturities comparable to the remaining term of such Senior Notes.

“Comparable Treasury Price” means (1) the average of five Reference Treasury Dealer Quotations for the applicable redemption date, after excluding the highest and lowest Reference

Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“DTC” means The Depository Trust Company, a New York corporation.

“Global Notes” has the meaning given to such term in Section 2.7 hereof

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company to act as the “Independent Investment Banker.”

“Make-Whole Price” has the meaning given to such term in Article Three hereof.

“Reference Treasury Dealer” means each of (i) Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., and a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”) selected by Wells Fargo Securities, LLC, and their respective successors and (ii) one Primary Treasury Dealer to be selected by the Company; provided, however, that if any of the foregoing is not a Primary Treasury Dealer, the Company will appoint another Primary Treasury Dealer as a substitute.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third business day next preceding such redemption date.

“Senior Notes” means the 4.05% Senior Notes due July 1, 2023 and the 5.30% Senior Notes due July 1, 2043 issued in accordance with Section 2.3 hereof, each treated as a single series of securities for all purposes, each as amended or supplemented from time to time in accordance with the terms of this First Supplemental Indenture and the Original Indenture, that are issued pursuant to this First Supplemental Indenture.

ARTICLE TWO

TERMS AND ISSUANCE OF THE SENIOR NOTES

Section 2.1.  Issue of Senior Notes.   (a) A series of Securities which shall be designated the “4.05% Senior Notes due July 1, 2023” shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of, the Original Indenture and this First Supplemental Indenture (including the form of 4.05% Senior Notes due July 1, 2023 set forth hereto as Exhibit A). The aggregate principal amount of the 4.05% Senior Notes due July 1, 2023 which may be authenticated and delivered under this First Supplemental Indenture shall not, except as permitted by the provisions of the Original Indenture, initially exceed $250,000,000; provided that the Company may from time to time or at any time, without the consent of the Holders of the 4.05% Senior Notes due July 1, 2023, issue additional 4.05% Senior Notes due July 1, 2023 having the same terms and conditions and the same CUSIP number as the 4.05% Senior Notes due July 1, 2023 in all respects, except for issue date, issue price and, if applicable, the first payment of interest thereon, which additional Senior Notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the 4.05% Senior Notes due July 1, 2023.

(b) A series of Securities which shall be designated the “5.30% Senior Notes due July 1, 2043” shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of, the Original Indenture and this First Supplemental Indenture (including the form of 5.30% Senior Notes due July 1, 2043 set forth hereto as Exhibit B). The aggregate principal amount of the 5.30% Senior Notes due July 1, 2043 which may be authenticated and delivered under this First Supplemental Indenture shall not, except as permitted by the provisions of the Original Indenture, initially exceed $300,000,000; provided that the Company may from time to time or at any time, without the consent of the Holders of the 5.30% Senior Notes due July 1, 2043, issue additional Senior Notes having the same terms and conditions and the same CUSIP number as the 5.30% Senior Notes due July 1, 2043 in all respects, except for issue date, issue price and, if applicable, the first payment of interest thereon, which additional 5.30% Senior Notes due July 1, 2043 shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the 5.30% Senior Notes due July 1, 2043.

Section 2.2.  Form of Senior Notes; Incorporation of Terms.  Each series of the Senior Notes will be issuable in fully registered form as Global Securities, and shall be substantially in the forms of Exhibit A  and Exhibit B attached hereto, as applicable.  Each series of the Senior Notes may have such notations, legends or endorsements approved as to form by the Company and required, as applicable, by law, stock exchange or depository rule, agreements to which the Company is subject and/or usage.  The terms of each series of the Senior Notes set forth in each of Exhibit A and Exhibit B are, as applicable, incorporated herein by reference and are part of the terms of this First Supplemental Indenture.

Section 2.3.  Execution and Authentication.  The Trustee, upon a Company Order and pursuant to the terms of the Original Indenture and this First Supplemental Indenture, shall authenticate and deliver (i) 4.05% Senior Notes due July 1, 2023 for original issue in an initial aggregate principal amount of $250,000,000 and (ii) 5.30% Senior Notes due July 1, 2043, for original issue in an initial aggregate principal amount of $300,000,000.  Such Company Order shall specify the amount of each series of the Senior Notes to be authenticated, the date on which the original issue of each series of Senior Notes is to be authenticated and the aggregate principal amount of Senior Notes outstanding on the date of authentication.  All of the 4.05% Senior Notes due July 1, 2023 issued under this First Supplemental Indenture shall be treated a single series for all purposes under the Original Indenture and this First Supplemental Indenture, including, without limitation, waivers, amendments, and offers to purchase.  All of the 5.30% Senior Notes due July 1, 2043 issued under this First Supplemental Indenture shall be treated a single series for all purposes under the Original Indenture and this First Supplemental Indenture, including, without limitation, waivers, amendments, and offers to purchase.

Section 2.4.  Depositary for Global Securities.  The Depositary for the Senior Notes issued under this First Supplemental Indenture shall be DTC or any person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its securities payment and transfer operations.

Section 2.5.  Place of Payment.  The Place of Payment in respect of the Senior Notes will be at the principal office or agency of the Company in The City of New York, State of New York or at the office or agency of the Trustee which, at the date hereof, is located at 625 Marquette Avenue, 11th Floor, MAC N9311-115, Minneapolis,  Minnesota 55479, Attention: ITC Holdings Corp. Account Manager.

Section 2.6.  Denominations.  The Senior Notes shall be issued in denominations of $2,000 and higher multiples of $1,000.

Section 2.7.  Book-Entry Provisions for the Global Securities.

The Senior Notes will be represented by Global Securities in fully registered form without coupons that will be deposited with and registered in the name of DTC or its nominee (the “Global Notes”). Beneficial interests in the Global Notes may be exchanged for Senior Notes in definitive form to the extent provided under the Original Indenture.

Section 2.8.  Restrictions on Liens.  The covenant provided by Section 10.7 of the Original Indenture shall be applicable to the Senior Notes.

Section 2.9.  Restrictions on Sale and Leaseback Transactions.  The covenant provided by Section 10.8 of the Original Indenture shall be applicable to the Senior Notes.

ARTICLE THREE

REDEMPTION

Each series of the Senior Notes may be redeemed, in accordance with the procedures set forth in the Original Indenture, on not less than 30 nor more than 60 days’ notice given as provided in the Original Indenture, as further specified below.  If the Company requests the Trustee to provide the notice of redemption to the Holders, in the name of and at the expense of the Company, the Company shall provide the Trustee written notice of such request at least 10 days prior to when such notice of redemption is required to be sent (unless a shorter notice shall be satisfactory to the Trustee).

Each series of Senior Notes may be redeemed as a whole at any time or in part from time to time, at the option of the Company, until, in the case of the 4.05% Senior Notes due July 1, 2023, at any time prior to April 1, 2023, and, in the case of the 5.30% Senior Notes due July 1, 2043, at any time prior to January 1, 2043, by paying the Make-Whole Price. The “Make-Whole Price” is an amount equal to the greater of (i) 100% of the principal amount of the Senior Notes being redeemed and (ii) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of (x) 25 basis points (in the case of the 4.05% Senior Notes due July 1, 2023) or 30 basis points (in the case of the 5.30% Senior Notes due July 1, 2043) plus (y) the Adjusted Treasury Rate on the third business day prior to the redemption date, plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date.  Commencing on April 1, 2023  in the case of the 4.05% Senior Notes due July 1, 2023 and January 1, 2043 in the case of the 5.30% Senior

Notes due July 1, 2043, the 4.05% Senior Notes due July 1, 2023 and the 5.30% Senior Notes due July 1, 2043, respectively, may be redeemed in whole at any time or in part from time to time, at the Company’s option, in each case, at a redemption price equal to 100% of the principal amount of the Senior Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date. In each of the foregoing cases, installments of interest on the Senior Notes that are due and payable on an Interest Payment Date falling on or prior to the relevant redemption date will be payable to the Holders of such Senior Notes, registered as such at the close of business on the relevant record date according to the terms and provisions of the Original Indenture. The Trustee shall have no responsibility or obligation to calculate the Make-Whole Price.

In the event of a partial redemption of a series of Senior Notes, the Company will issue new Senior Notes of such series for the unredeemed portion in the name of the Holder of the partially redeemed Senior Notes.

If less than all of the Senior Notes of a series are to be redeemed, the Trustee will select the Senior Notes of such series to be redeemed pro rata, by lot or by such other method as the Trustee deems fair and appropriate in accordance with DTC’s applicable procedures. The Trustee may select for redemption Senior Notes of a series and portions of Senior Notes of such series in amounts of $2,000 or any integral multiple of $l,000 in excess thereof, in accordance with Section 11.3 of the Original Indenture.

Unless the Company defaults in payment of the redemption price, the portion of Senior Notes called for redemption will no longer accrue interest on and after the redemption date.

ARTICLE FOUR

MISCELLANEOUS

Section 4.1.  Execution as Supplemental Indenture.  This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this First Supplemental Indenture forms a part thereof.

Section 4.2.  Conflict with Trust Indenture Act.  If any provision hereof limits, qualifies or conflicts with another provision hereof, or with a provision of the Original Indenture, which is required to be included in this First Supplemental Indenture, or in the Original Indenture, respectively, by any of the provisions of the Trust Indenture Act, such required provision shall control to the extent it is applicable.

Section 4.3.  Effect of Headings.  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 4.4.  Successors and Assigns.  All covenants and agreements by the Company and the Trustee in this First Supplemental Indenture shall bind its successors and assigns, whether so expressed or not.

Section 4.5.  Separability Clause.  In case any provision in this First Supplemental Indenture or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.6.  Benefits of First Supplemental Indenture.  Nothing in this First Supplemental Indenture or in the Senior Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

Section 4.7.  Execution and Counterparts.  This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.  The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or portable document format (PDF) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 4.8.  Governing Law.  This First Supplemental Indenture and the Senior Notes shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.9.  Ratification of Base Indenture.  The Original Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Original Indenture in the manner and to the extent herein provided.  For the avoidance of doubt, each of the Company and each Holder of the Senior Notes, by its acceptance of such Senior Notes, acknowledges and agrees that all of the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Original Indenture, including without limitation the right to indemnification, are deemed to be incorporated herein, and shall be enforceable by the Trustee hereunder, in each of its capacities hereunder as if set forth herein in full.

Section 4.10.  Trustee’s Disclaimer.  The Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (i) the validity or sufficiency of this First Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company by action or otherwise, (iii) the due execution hereof by the Company or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

ITC HOLDINGS CORP.

By	/s/ Rejji P. Hayes
	Name:	Rejji P. Hayes
	Title:	Vice President, Finance and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By	/s/ Richard Prokosch
	Name:	Richard Prokosch
	Title:	Vice President

Signature Page to First Supplemental Indenture

EXHIBIT A

[FORM OF FACE OF 4.05% SENIOR NOTES DUE 2023]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

THIS SECURITY IS A GLOBAL SECURITY AS REFERRED TO IN THE INDENTURE HEREINAFTER REFERENCED. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

ITC HOLDINGS CORP.

4.05% SENIOR NOTES DUE 2023

July 3, 2013		$

No.	CUSIP

ITC HOLDINGS CORP., a corporation duly organized and existing under the laws of The State of Michigan (herein called the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of $250,000,000 on July 1, 2023, and to pay interest thereon from July 3, 2013, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on January 1 and July 1 in each year, commencing January 1, 2014, at the rate per annum provided in the title hereof, until the principal hereof is paid or made available for payment, and, subject to the terms of the Indenture, at the rate per annum provided in the title hereof on any overdue principal and premium and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest, from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be December 15 or June 15 (whether or not a Business Day), as the case may be, next preceding such Interest

Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Payment of the principal of (and premium, if any) and interest on the Securities of this series will be made at the office or agency of the Company maintained for that purpose in the City of New York, State of New York or at the office or agency of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. Holders must surrender Securities to a Paying Agent to collect principal payments.

Reference is hereby made to the further provisions of the Securities of this series set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Security shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, ITC HOLDINGS CORP. has caused this Security to be duly executed on the date first written above.

ITC HOLDINGS CORP.

By
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date:                          ,

Wells Fargo Bank, National Association,
as Trustee

By
Authorized Signatory

[FORM OF REVERSE OF SENIOR NOTE]

This Security is one of the duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (hereinafter called the “Securities”), of the series hereinafter specified, all issued or to be issued under and pursuant to the Original Indenture dated as of April 18, 2013, as supplemented by the First Supplemental Indenture, dated as of July 3, 2013 (as so supplemented, the “Indenture”), duly executed and delivered by the Company and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee and any agent of the Trustee, any Paying Agent, the Company and the Holders of the Securities of this series and of the terms upon which the Securities of this series are issued and are to be authenticated and delivered. This Security is one of the series designated on the face hereof, which series is initially limited in aggregate principal amount to $250,000,000, provided that the Company may from time to time or at any time, without the consent of the Holders of Securities of this series, issue additional Securities of this series having the same terms and conditions and the same CUSIP number as the Securities of this series in all respects, except for issue date, issue price and, if applicable, the first payment of interest thereon, which Securities shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the previous outstanding Securities of this series. By the terms of the Indenture, additional Securities of other separate series, which may vary as to date, amount, Stated Maturity, interest rate or method of calculating the interest rate and in other respects as therein provided, may be issued in an unlimited amount.

The Securities of this series are subject to redemption upon not less than 30 or more than 60 days’ notice given as provided in the Indenture, as a whole at any time or in part from time to time, at the option of the Company, until at any time prior to April 1, 2023, by paying the Make-Whole Price. The “Make-Whole Price” is an amount equal to the greater of (i) 100% of the principal amount of the Securities of this series being redeemed and (ii) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of (x) 25 basis points plus (y) the Adjusted Treasury Rate on the third business day prior to the redemption date, plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date.  Commencing on April 1, 2023, the Securities of this series may be redeemed in whole at any time or in part from time to time, at the Company’s option, at a redemption price equal to 100% of the principal amount of the Securities of this series to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date. In each of the foregoing cases, installments of interest on the Securities of this series that are due and payable on an Interest Payment Date falling on or prior to the relevant redemption date will be payable to the Holders of such Securities, registered as such at the close of business on the relevant record date according to the terms and provisions of the Indenture. The Trustee shall have no responsibility or obligation to calculate the Make-Whole Price.

In the event of a redemption of this Global Security in part only, a new Global Security of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If less than all of the Securities of this series are to be redeemed, the Trustee will select the Securities of this series to be redeemed pro rata, by lot or by such other method as the Trustee deems fair and appropriate in accordance with DTC’s applicable procedures.

Unless the Company defaults in payment of the redemption price, the portion of Securities of this series called for redemption will no longer accrue interest on and after the redemption date.

The Securities of this series are subject to further redemption provisions and procedures set forth in the Indenture.

The Indenture contains provisions for defeasance of (a) the entire indebtedness of the Securities of this series and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth therein.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting together as a class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of the Securities of this series shall be conclusive and binding upon such Holder and upon all future Holders of the Securities of this series and of any Securities of this series issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon the Securities of this series.

No reference herein to the Indenture and no provision of the Securities of this series or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on the Securities of this series at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of the Securities of this series is registrable in the Security Register, upon surrender of the Securities of this series for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest, if any, on the Securities of this series are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of the Securities of this series for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name the Securities of this series are registered as the owner hereof for all purposes, whether or not the Securities of this series be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Securities of this series are not subject to any sinking fund.

Each Holder, by accepting a Security, agrees to be bound by all the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms.

The Securities of this series shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

EXHIBIT B

[FORM OF FACE OF SENIOR NOTES]

[FORM OF FACE OF 5.30% SENIOR NOTES DUE 2043]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

THIS SECURITY IS A GLOBAL SECURITY AS REFERRED TO IN THE INDENTURE HEREINAFTER REFERENCED. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

ITC HOLDINGS CORP.

5.30% SENIOR NOTES DUE 2043

July 3, 2013	$

No.	CUSIP

ITC HOLDINGS CORP., a corporation duly organized and existing under the laws of The State of Michigan (herein called the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of $300,000,000 on July 1, 2043, and to pay interest thereon from July 3, 2013, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on January 1 and July 1 in each year, commencing January 1, 2014, at the rate per annum provided in the title hereof, until the principal hereof is paid or made available for payment, and, subject to the terms of the Indenture, at the rate per annum provided in the title hereof on any overdue principal and premium and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest, from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be December 15 or June 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Payment of the principal of (and premium, if any) and interest on the Securities of this series will be made at the office or agency of the Company maintained for that purpose in the City of New York, State of New York or at the office agency of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. Holders must surrender Securities to a Paying Agent to collect principal payments.

Reference is hereby made to the further provisions of the Securities of this series set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Security shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, ITC HOLDINGS CORP. has caused this Security to be duly executed on the date first written above.

ITC HOLDINGS CORP.

By
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date:                          ,

Wells Fargo Bank, National Association,
as Trustee

By
Authorized Signatory

[FORM OF REVERSE OF SENIOR NOTE]

This Security is one of the duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (hereinafter called the “Securities”), of the series hereinafter specified, all issued or to be issued under and pursuant to the Original Indenture dated as of April 18, 2013, as supplemented by the First Supplemental Indenture, dated as of July 3, 2013 (as so supplemented, the “Indenture”), duly executed and delivered by the Company and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee and any agent of the Trustee, any Paying Agent, the Company and the Holders of the Securities of this series and of the terms upon which the Securities of this series are issued and are to be authenticated and delivered. This Security is one of the series designated on the face hereof, which series is initially limited in aggregate principal amount to $300,000,000, provided that the Company may from time to time or at any time, without the consent of the Holders of Securities of this series, issue additional Securities of this series having the same terms and conditions and the same CUSIP number as the Securities of this series in all respects, except for issue date, issue price and, if applicable, the first payment of interest thereon, which Securities shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the previous outstanding Securities of this series. By the terms of the Indenture, additional Securities of other separate series, which may vary as to date, amount, Stated Maturity, interest rate or method of calculating the interest rate and in other respects as therein provided, may be issued in an unlimited amount.

The Securities of this series are subject to redemption upon not less than 30 or more than 60 days’ notice given as provided in the Indenture, as a whole at any time or in part from time to time, at the option of the Company, until at any time prior to January 1, 2043, by paying the Make-Whole Price. The “Make-Whole Price” is an amount equal to the greater of (i) 100% of the principal amount of the Securities of this series being redeemed and (ii) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of (x) 30 basis points plus (y) the Adjusted Treasury Rate on the third business day prior to the redemption date, plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date.  Commencing on January 1, 2043, the Securities of this series may be redeemed in whole at any time or in part from time to time, at the Company’s option, at a redemption price equal to 100% of the principal amount of the Securities of this series to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date. In each of the foregoing cases, installments of interest on the Securities of this series that are due and payable on an Interest Payment Date falling on or prior to the relevant redemption date will be payable to the Holders of such Securities, registered as such at the close of business on the relevant record date according to the terms and provisions of the Indenture. The Trustee shall have no responsibility or obligation to calculate the Make-Whole Price.

In the event of a redemption of this Global Security in part only, a new Global Security of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If less than all of the Securities of this series are to be redeemed, the Trustee will select the Securities of this series to be redeemed pro rata, by lot or by such other method as the Trustee deems fair and appropriate in accordance with DTC’s applicable procedures.

Unless the Company defaults in payment of the redemption price, the portion of Securities of this series called for redemption will no longer accrue interest on and after the redemption date.

The Securities of this series are subject to further redemption provisions and procedures set forth in the Indenture.

The Indenture contains provisions for defeasance of (a) the entire indebtedness of the Securities of this series and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth therein.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting together as a class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of the Securities of this series shall be conclusive and binding upon such Holder and upon all future Holders of the Securities of this series and of any Securities of this series issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon the Securities of this series.

No reference herein to the Indenture and no provision of the Securities of this series or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on the Securities of this series at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of the Securities of this series is registrable in the Security Register, upon surrender of the Securities of this series for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest, if any, on the Securities of this series are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of the Securities of this series for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name the Securities of this series are registered as the owner hereof for all purposes, whether or not the Securities of this series be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Securities of this series are not subject to any sinking fund.

Each Holder, by accepting a Security, agrees to be bound by all the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms.

The Securities of this series shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.